Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 21, 2006, relating to the statements of operations, changes in members’ equity, and cash flows and financial statement schedule of Counsel Press LLC and Subsidiary for the year ended December 31, 2004, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Judelson Giordano & Siegel, PC
Judelson Giordano & Siegel, PC
Middletown, New York
April 23, 2007